PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-43142

                             [HOLDRS WIRELESS logo]



                        1,000,000,000 Depositary Receipts
                           Wireless HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Wireless HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Wireless HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                              Share      Trading
                Name of Company                  Ticker      Amounts     Market
     --------------------------------------      ------      -------     ------
     Aether Holdings, Inc.                       AETH           1        NASDAQ
     ALLTEL Corp.                                 AT           1.07       NYSE
     Crown Castle International Corp.             CCI           4         NYSE
     Deutsche Telekom AG *                        DT         18.48409     NYSE
     LM Ericsson Telephone Company *             ERICY         7.4       NASDAQ
     Freescale Semiconductor Class B             FSLB        4.527015     NYSE
     Motorola, Inc.                               MOT           41        NYSE
     Nextel Partners, Inc. Class A               NXTP           4        NASDAQ
     Nokia Corp. *                                NOK           23        NYSE
     Qualcomm Incorporated                       QCOM           26       NASDAQ
     Research In Motion Limited                  RIMM           4        NASDAQ
     RF Micro Devices, Inc.                      RFMD           4        NASDAQ
     SK Telecom Co., Ltd. *                       SKM           17        NYSE
     Sprint Nextel Corporation                     S       30.78003488    NYSE
     United States Cellular Corporation           USM           1         AMEX
     Verizon Communications                       VZ            17        NYSE
     Vivo Participacoes(1)                        VIV           3         NYSE
     Vodafone Group p.l.c. *                      VOD           21        NYSE
     -------------------------------
(1) Effective March 31, 2006, Telesp Celular Participacoes, an underlying constituent of the Wireless HOLDRS Trust, changed its name to Vivo Participacoes. Effective March 31, 2006, creations of Wireless HOLDRS Trust will require a deposit of three shares of Vivo Participacoes per round lot of 100 Wireless HOLDRS.


* The securities of these non-U.S. companies trade in the United States as American Depositary Receipts. Please see "Risk Factors" and "United States Federal Income Tax Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 31, 2006.